                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           NAUTICA ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               Charles M. Modlin
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           NAUTICA ENTERPRISES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                                              New York, New York
                                                                    May 30, 1997

To the Stockholders of
NAUTICA ENTERPRISES, INC.

     The Annual Meeting of Stockholders of Nautica Enterprises, Inc. will be held on June 30, 1997 at the offices of the Company, 40 West 57th Street, New York, New York, at 9:30 A.M. for the following purposes:

     (1) To elect directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; and

     (2) To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 20, 1997 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE PRESENTED TO THE MEETING, ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED WITHIN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                              HARVEY SANDERS,
                                                  Chairman

                           NAUTICA ENTERPRISES, INC.
                              40 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished with respect to the solicitation of proxies by the Board of Directors of Nautica Enterprises, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at 9:30 A.M. on June 30, 1997 and at any adjournment or adjournments thereof, at 40 West 57th Street, 7th floor, New York, New York. The approximate date on which the proxy statement and form of proxy was first sent or given to stockholders was May 30, 1997.

     Proxies in the accompanying form which are properly executed and duly returned to the Board of Directors will be voted at the meeting. Any proxy may be revoked by the stockholder at any time prior to its being voted. Such revocation shall be effective upon receipt of a written notice by the Secretary of the Company at the address specified above.

     The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board of Directors by telephone, telefax, and personal interview.

     As of the close of business on May 20, 1997, the date for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof, there were issued and outstanding 38,700,771 shares of the Company's Common Stock, the holders thereof being entitled to one vote per share. The presence at the Annual Meeting of a majority of such shares, in person or by proxy, are required for a quorum.

     The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified.

                             ELECTION OF DIRECTORS

     The persons named in the accompanying proxy intend to vote for the election as directors the seven nominees listed herein. All of the nominees have consented to serve if elected. All directors will be elected to hold office until the next annual meeting of stockholders, and, in each case, each director will serve until his successor is elected and qualified or until his earlier resignation or removal. If a nominee should be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Each of the nominees presently serves as a director.

     Set forth below is biographical information for each of the nominees. Unless otherwise indicated, each has served in his stated capacity for the last five years:

     Robert B. Bank, age 50, has been a Director of the Company since 1989. He is President of Robert B. Bank Advisory Services, a venture capital firm, and a Director of Jos. A. Bank Clothiers, Inc., a manufacturer and retailer of men's tailored clothing.

     David Chu, age 42, joined the Company in 1984 and became a Director in 1987. He has served as Executive Vice President of the Company since 1989 and President of Nautica International, Inc. and Nautica Apparel, Inc., each wholly owned subsidiaries of the Company, since 1984.

     George Greenberg, age 75, has been a Director of the Company since 1988. He is Vice Chairman and a Director of Guilford Mills, Inc., a textile manufacturer. Mr. Greenberg is the father-in-law of Harvey Sanders, Chairman of the Board and President of the Company.

     Israel Rosenzweig, age 49, has been a Director of the Company since 1990. He was a Director of Bankers Federal Savings FSB, a savings and loan association from 1993 through April 1997, and its Executive Vice President and Chief Lending Officer from November 1994 through April 30, 1997. Since May 1, 1997, Mr. Rosenzweig has been associated on a full-time basis with Gould Investors L.P., a limited partnership which owns a diverse real estate portfolio. He was a Trustee of BRT Realty Trust, a real estate investment trust, from 1984 to December 1996, its President and Chief Executive Officer from 1984 to March 1995, and Vice Chairman of its Board from March 1996 to December 1996.

     Harvey Sanders, age 47, has been President, Chief Executive Officer and a Director of the Company since 1977 and Chairman of the Board since October 1993.

     Charles H. Scherer, age 53, has been a Director of the Company since May 1994. He is managing partner of Hughes Hubbard & Reed, a New York City law firm that provides legal services to the Company.

     Ronald G. Weiner, 51, has been a Director of the Company since October 1995. He is President of Perelson Weiner, a certified public accounting firm based in New York City.

     Shares represented by proxies solicited by the Board of Directors, will, unless contrary instructions are given, be voted in favor of the election as Directors of the nominees named above. If a stockholder wishes to withhold authority to vote for any nominee, such stockholder can do so by following the directions set forth on the form of proxy solicited by the Board of Directors or on the ballot distributed at the Annual Meeting if such stockholder wishes to vote in person. Directors shall be elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and broker non-votes will not have the effect of votes in opposition to a person nominated as a Director.

     During fiscal year 1997, the Board of Directors held four meetings. The Compensation Committee of the Board of Directors is comprised of Messrs. Bank, Rosenzweig and Weiner. The Compensation Committee sets the compensation to be paid to the Company's principal executive officers. The Audit Committee of the Board of Directors is comprised of Messrs. Bank, Scherer, Rosenzweig and Weiner. The Audit Committee reviews the audit plan with the Company's independent accountants, the scope and results of their audit and other related audit and accounting issues. The Investment Policy Committee of the Board of Directors is comprised of Messrs. Bank, Greenberg and Weiner. The Investment Policy Committee reviews the Company's investments and decides on any changes in the Company's portfolios. During fiscal year 1997, the Compensation Committee held three meetings, the Audit Committee held one meeting and the Investment Policy Committee held two meetings. The Board of Directors as a whole proposes nominees for election to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of May 20, 1997 (April 30, 1997 for Putnam Investments, Inc. and May 1, 1997 for Pilgrim Baxter & Associates, Ltd.) by all stockholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, by each nominee for Director, by each of the executive officers of the Company included in the Summary Compensation Table below, and all directors and executive officers as a group.

                          NAME OF                         AMOUNT BENEFICIALLY     PERCENT OF
                    BENEFICIAL OWNER(1)                       OWNED(2)(3)          CLASS(%)
    ----------------------------------------------------  -------------------     ----------
    Robert B. Bank......................................          52,000                 *
    David Chu...........................................       1,559,684               3.9
    George Greenberg....................................          50,620                 *
    Donald Pennington...................................           7,000                 *
    Israel Rosenzweig...................................          26,750                 *
    Harvey Sanders......................................       4,354,140              11.0
    Charles H. Scherer .................................          14,700                 *
    Ronald G. Weiner....................................           6,500                 *
    John Wetzler........................................          35,900                 *
    Charles Zona........................................         142,250                 *
    All Directors and Executive Officers as a group.....       6,249,544              15.3
    Pilgrim Baxter & Associates, Ltd.(4)................       3,281,878               8.5
    Putnam Investments, Inc.(5).........................       4,035,193              10.4

---------------
 *  Indicates holdings of less than 1%.

(1) The ages of the executive officers of the Company included above are as follows: David Chu -- 42; Harvey Sanders -- 47; Donald Pennington -- 52; John Wetzler -- 51; and Charles Zona -- 47.

(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective nominees and officers does not constitute an admission that such securities are beneficially owned by them. All of the named individuals have, except as set forth in Note 3 below, sole voting and investment powers with respect to the aforesaid shares.

(3) Includes the following shares which may be acquired pursuant to existing stock options which are exercisable on or before July 20, 1997: Robert B. Bank -- 41,750; David Chu -- 1,233,164; George Greenberg -- 8,000; Donald Pennington -- 6,000; Israel Rosenzweig -- 26,750; Harvey Sanders -- 717,700; Charles H. Scherer -- 6,200; John Wetzler -- 35,900; and Charles
    Zona -- 87,750. With respect to Mr. Sanders, includes 1,350,000 shares owned by the Harvey Sanders Grantor Retained Income Trust. Such trust has sole voting and investment power with respect to such shares.

(4) The address of Pilgrim Baxter & Associates, Ltd. ("Pilgrim") is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087. Pilgrim has shared voting and dispositive power for all of such shares.

(5) The address for Putnam Investments, Inc. ("Putnam") is One Post Office Square, Boston, Massachusetts 02109. Putnam has sole voting and dispositive power for none of such shares, shared voting power for 441,432 of such shares, and shared dispositive power for 4,035,193 of such shares.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended February 28, 1995 and 1997 and February 29, 1996, the cash compensation paid by the Company and its subsidiaries, to the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Company's Chief Executive Officer as of February 28, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                        ANNUAL COMPENSATION        AWARDS
                                                        -------------------     ------------      ALL OTHER
                                                        SALARY       BONUS        OPTIONS        COMPENSATION
          NAME AND PRINCIPAL POSITION            YEAR     ($)         ($)           (#)             ($)(1)
-----------------------------------------------  ----   -------     -------     ------------     ------------
Harvey Sanders.................................  1997   770,370     891,000        200,000           2,479
  Chairman of the Board,                         1996   750,140     742,863        180,000           2,461
    Chief Executive Officer and President        1995   699,000     589,680        177,000           2,424

David Chu......................................  1997   697,463     741,000        200,000           5,536
  Executive Vice President and President --      1996   657,927     657,208        180,000           5,383
    Nautica International, Inc. and              1995   627,000     491,400        177,000           2,250
    Nautica Apparel, Inc., wholly owned
    subsidiaries of the Company

Donald Pennington(2)...........................  1997   210,961      66,000         12,000           2,250
  Chief Financial Officer                        1996   201,538      51,000             --              --
                                                 1995    30,800          --          9,000              --

John Wetzler...................................  1997   242,780     211,000         40,000           2,250
  President -- Nautica Retail USA, Inc.,         1996   231,218     161,000         45,000           2,262
    a wholly owned subsidiary of the Company     1995   219,000     100,000          9,000           2,250

Charles Zona...................................  1997   200,000      16,000             --           2,250
  President -- State-O-Maine, Inc.,              1996   310,221          --             --           2,262
    a wholly owned subsidiary of the Company     1995   308,000          --             --           2,250

---------------
(1) "All Other Compensation" is comprised of contributions made by the Company to the named executives pursuant to the Company's 401(k) Plan and, with respect to Messrs. Sanders and Chu, an additional amount of $299 and $3,286, respectively, representing the economic value attributable to each of them for split-dollar life insurance.

(2) Mr. Pennington joined the Company on January 1, 1995.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options during fiscal year 1997 under the Company's 1996 Stock Incentive Plan to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period.

     The table also illustrates the Grant Date Present Value of those stock options based upon the Black-Scholes Model of Valuation, without giving effect to the non-transferability or vesting requirements of the options.

     No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's Common Stock at a future date. If the price of the Company's Common Stock increases, all stockholders will benefit commensurably with the optionees.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                NUMBER OF
                               SECURITIES          % OF TOTAL
                               UNDERLYING        OPTIONS GRANTED     EXERCISE OR                     GRANT DATE
                             OPTIONS GRANTED      TO EMPLOYEES       BASE PRICE      EXPIRATION       PRESENT
           NAME                  (#)(1)          IN FISCAL YEAR        ($/SH)           DATE        VALUE($)(2)
---------------------------  ---------------     ---------------     -----------     ----------     ------------
Harvey Sanders.............      200,000              23.96             21.45          3/4/06         2,454,000
David Chu..................      200,000              23.96             21.45          3/4/06         2,454,000
John Wetzler...............       40,000               4.79             21.45          3/4/06           490,800
Don Penington..............       12,000               1.44             21.45          3/4/06           147,240

---------------
(1) All options were granted at market value at the date of grant, March 4, 1996, for a term of ten years, subject to earlier termination in certain instances related to termination of employment. All option grants are exercisable cumulatively in five equal annual installments commencing one year following the date of grant.

(2) The amounts shown assume a value based on the Black-Scholes Model of Valuation. The assumptions used were as follows: volatility -- 47.7%; risk-free rate of return -- 5.8%; and, assumed time of exercise -- 7 years. No adjustments were made for non-transferability or risk-of-forfeiture. There can be no assurance that the rate of appreciation assumed for purposes of this table will be achieved. The stock options will have no value to the executives named above or other optionees if the price of the Company's Common Stock does not increase above the exercise price of the option.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the 1997 fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                          OPTIONS AT FY-END (#)             AT FY-END ($)
                          ACQUIRED ON        VALUE        -------------------------     -------------------------
          NAME            EXERCISE(#)     REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
------------------------  -----------     -----------     -------------------------     -------------------------
Harvey Sanders..........     --               --                498,300/598,700            10,131,515/7,810,141
David Chu...............     --               --              1,049,764/549,200            23,799,578/6,766,343
Donald Pennington.......     --               --                  3,600/ 17,400                54,306/  124,059
John Wetzler............     80,156        2,511,834             12,600/ 90,400               194,769/  956,716
Charles Zona............     --               --                 74,250/ 13,500             1,673,494/  293,288

DIRECTOR COMPENSATION

     During fiscal year 1997, each nonemployee Director received compensation of $3,500 for each Board meeting attended, and $2,000 for each Committee meeting attended. No fees are payable to officers and employees of the Company who serve as Directors. During fiscal year 1997, Messrs. Bank, Greenberg, Rosenzweig, Scherer and Weiner each were granted 4,000 options at an exercise price of $24.00 per share. The options are exercisable cumulatively in two equal annual installments commencing one year from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Messrs. Sanders and Chu have entered into an agreement which provides that upon the death of either of them, the Company will purchase a portion of the shares of Common Stock of such stockholder. The Company has obtained policies of life insurance on the lives of such stockholders for the purpose of utilizing the proceeds from such insurance for the purchase of the shares. The agreement provides for the Company to purchase the shares of the deceased stockholder at a value which is equal to the average of the last sale price as reported on the National Market List of the NASDAQ (or the closing price if the shares are listed on a national securities exchange) for the thirty trading days prior to the date of death of the deceased stockholder. The Company's obligation to purchase the Common Stock of the deceased stockholder is limited to the life insurance proceeds received by the Company on the death of such stockholder. The agreement also provides, as soon after the death of the stockholder as is practicable, for the filing of a registration statement with the Securities and Exchange Commission for a secondary offering to provide for the sale of the balance of the shares owned by the deceased stockholder.

     Messrs. Sanders and Chu have agreed to vote through July 1, 1997 all of their respective shares owned of record or beneficially to ensure that each of Mr. Sanders and Mr. Chu, or their respective nominees, will be elected to the Board of Directors of the Company.

     Mr. David Chu, Executive Vice President of the Company and President of Nautica Apparel, Inc. and Nautica International, Inc., both wholly owned subsidiaries of the Company, is entitled to receive 50% of the net income Nautica Apparel, Inc. receives from all royalty income earned with respect to the Nautica name and trademarks. For the fiscal year ended February 28, 1997, Mr. Chu earned net royalty income of $3,803,154.

     During fiscal year 1997, the Company paid $763,920 to the law firm of Hughes Hubbard & Reed for professional services rendered to the Company. Samuel Sultanik, Esq., the brother-in-law of Harvey Sanders, Chairman of the Board, Chief Executive Officer and President of the Company, is counsel to Hughes Hubbard & Reed and Charles H. Scherer, Esq., a director of the Company, is managing partner of Hughes Hubbard & Reed.

     During fiscal year 1997, the Company paid $216,119 to the firm of Chu/Peterson Interior Design, Inc. for interior design and related services provided to the Company. Mr. Peter Chu, the brother of David Chu, Executive Vice President of the Company, is a stockholder and Vice President in such firm.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, during fiscal year 1997 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with, except that Mr. George Greenberg, a Director of the Company, filed one late report.

EMPLOYEE CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Sanders, Chu, Wetzler and Zona providing that in the event of a change in control of the Company, as defined in the agreements, each has the right to receive a lump sum payment upon termination of employment other than for cause or permanent disability or resignation for good reason within three years after the change in control. At February 28, 1997, the maximum amount payable to Mr. Sanders, Mr. Chu, Mr. Wetzler and Mr. Zona under such agreements was $4,949,000, $4,308,000, $1,451,000 and $715,000, respectively.

     The Company has entered into split-dollar agreements with trusts established by each of Mr. Sanders and Mr. Chu. Pursuant to each of the agreements, the Company pays the annual premium on specified life insurance policies owned by each of the trusts, net of the amount of the "economic benefit" attributable to each of the employees. The amount of the premiums paid by the Company constitutes indebtedness from each of the trusts to the Company and is secured by collateral assignments of each of the insurance policies to the Company. The annual premium payable by the Company for the benefit of Mr. Sanders' trust is $57,230 and for Mr. Chu's trust, $47,000. Upon termination of each of the agreements, the Company is entitled to receive from each of the trusts the amount equal to the aggregate premiums which it has paid. The face value of the policy for Mr. Sanders' trust is $5,000,000 and for Mr. Chu's trust, $4,850,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert B. Bank, Israel Rosenzweig and Ronald G. Weiner served as members of the compensation committee (the "Compensation Committee") of the Board of Directors during fiscal year 1997.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is comprised of Robert
B. Bank, Israel Rosenzweig and Ronald G. Weiner. The Compensation Committee is charged with setting the compensation of the Company's senior executives. The Company's executive compensation program consists of three main components: base salary, potential for annual bonus or incentive awards based on performance, and the opportunity to earn stock-based incentives designed to encourage the achievement of superior results over time and ownership of Common Stock of the Company. The Compensation Committee also is charged with the responsibility of granting stock options to executive employees. In setting compensation, the Compensation Committee reviews, with the assistance of independent compensation consultants, available information for similar positions or levels at comparable companies. Such companies include a diverse range of apparel manufacturers with sales within, below and above the range of sales of the Company. The Compensation Committee has adopted a policy to seek to maintain executive compensation within the deduction cap of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     In the Compensation Committee's determination of salary for all senior executives and bonus for executive officers whose compensation is below Code
Section 162(m) limits, it subjectively reviews certain factors and places its greatest emphasis on earnings before income taxes. It also reviews performance at the subsidiary or divisional level, taking into account earnings, sales growth and other criteria specifically relating to such subsidiary or division, and reviews individual performance and contributions to the Company.

     With respect to certain senior executives, including Harvey Sanders, the Chairman of the Board, President and Chief Executive Officer of the Company, and David Chu, the Executive Vice President of the Company, annual incentive award opportunities are set in accordance with the Company's Incentive Compensation Plan (the "Plan"). At the start of each fiscal year, the Compensation
Committee -- in consultation with management -- establishes target levels of either earnings before income taxes, net earnings and/or return on equity for the Company or a business unit. In fiscal year 1997, threshold levels of earnings before income taxes were established. If the designated minimum level of earnings before income taxes was not achieved, the participants would have received no incentive award for fiscal year 1997 performance under the Plan (although in its discretion, the Compensation Committee could have authorized an award outside of the Plan). During such year, the threshold level was exceeded and the participants received an incremental proportionately greater payment than the minimum. The Compensation Committee has established target levels for fiscal year 1998 based on earnings before income taxes and has granted incentive award opportunities for such year to Messrs. Sanders and Chu.

     The Company's senior executives are eligible to receive stock options and/or restricted stock in accordance with the Company's stock plan. The objectives of such participation are to align executive and stockholder long term interests and to enable executives to develop a stock ownership position in the Company. The Compensation Committee has the responsibility of granting stock options and restricted stock awards to executive and management employees. In granting stock options, the Compensation Committee takes into account Company performance, subsidiary performance and individual performance, utilizing the same factors as those used in the determination of compensation. The Compensation Committee also takes into account the number of options held by an individual and the total number of stock options outstanding.

All of the stock options granted to senior executives in fiscal year 1997 were exempt from the deduction cap of Section 162(m) of the Code in accordance with the regulations promulgated thereunder.

     The Chairman of the Board, President and Chief Executive Officer of the Company is Harvey Sanders. The criteria by which the Compensation Committee determines salary and annual incentive awards and the grant of stock options for senior executives, as set forth above, is also utilized by the Compensation Committee in determining compensation and stock option awards, respectively, for Mr. Sanders.

                                          Compensation Committee

                                          Robert B. Bank
                                          Israel Rosenzweig
                                          Ronald G. Weiner

PERFORMANCE GRAPH

     The following performance graph assumes $100 invested in Nautica Enterprises, Inc. Common Stock, the NASDAQ Stock Market (U.S.) and S&P Textiles Index on March 1, 1992. Where applicable, it assumes reinvestment of dividends.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
           NAUTICA ENTERPRISES, INC., NASDAQ STOCK MARKET (U.S.) AND
                               S&P TEXTILES INDEX
                   FOR THE FIVE YEARS ENDED FEBRUARY 28, 1997

                                                           NASDAQ STOCK          NAUTICA
        MEASUREMENT PERIOD             S&P TEXTILES        MARKET (U.S.)       ENTERPRISES,
      (FISCAL YEAR COVERED)                INDEX             COMPOSITE             INC.
1992                                     100.00              100.00              100.00
1993                                     106.45               97.73               91.74
1994                                     125.98               84.59              218.43
1995                                     127.74               81.44              271.95
1996                                     177.99               94.26              537.35
1997                                     212.48              132.17              655.31

                           APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP as the independent public accountants who will make an examination of the accounts of the Company for the year ending February 28, 1998. A representative from Grant Thornton LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if that representative so desires.

                PROPOSALS BY STOCKHOLDERS -- 1998 ANNUAL MEETING

     All proposals by stockholders intended to be presented at the next annual meeting of stockholders (to be held in July 1998) must be received by the Company at its office at 40 West 57th Street, New York, New York 10019, no later than March 5, 1998 in order to be included in the proxy statement and form of proxy relating to such meeting. All such proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment or adjournments thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxies, discretionary authority to vote the same in respect to any such other business in accordance with their best judgment in the interest of the Company.

     MANAGEMENT UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY SUCH STOCKHOLDER BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUEST FOR SUCH REPORT SHOULD BE ADDRESSED TO NEAL S. NACKMAN, VICE PRESIDENT FINANCE, NAUTICA ENTERPRISES, INC., 40 WEST 57TH STREET, NEW YORK, NEW YORK 10019. ORAL REQUESTS SHALL BE MADE BY TELEPHONE TO SUCH PERSON AT (212) 541-5990.

     Stockholders are urged to sign and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the envelope enclosed for that purpose. Unless a contrary direction is indicated, Proxies will be voted for the election as directors of the nominees listed in this Proxy Statement and for the other proposals contained in this Proxy Statement. The Proxy does not affect the right to vote in person at the meeting and may be revoked by the stockholder who executed it any time prior to its being voted.

                                          By Order of the Board of
                                          Directors,

                                              HARVEY SANDERS,
                                                  Chairman

May 30, 1997

PROXY                                                                     PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                           NAUTICA ENTERPRISES, INC.

             PROXY -- Annual Meeting of Stockholders, June 30, 1997

The undersigned hereby appoints Harvey Sanders and David Chu, and each of them, proxies and attorneys-in-fact of the undersigned, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Nautica Enterprises, Inc. held of record by the undersigned on May 20, 1997 at the Annual Meeting of Stockholders to be held on June 30, 1997 or any adjournment thereof.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                           Nautica Enterprises, Inc.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  ///

                                                                       For all
                                                                     Except as
1. ELECTION OF DIRECTORS:                            For  Withheld  Listed Below
   Nominees: Robert B. Bank,                         / /     / /         / /
   David Chu, George Greenberg,
   Israel Rosenzweig, Harvey Sanders,
   Charles H. Scherer and Ronald G. Weiner.

   INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the blank space below.

--------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL "1".



                                  Dated:                                  ,1997
                                        ----------------------------------

                                  ----------------------------------------

                                  ----------------------------------------
                                  Signature of Stockholder(s)

                                  Please sign exactly as your name or
                                  names appear to the left hereof. When
                                  shares are held by joint tenants, both
                                  should sign. When signing as attorney,
                                  as executor, administrator, trustee or
                                  guardian, please give full title as
                                  such. If a corporation, please sign in
                                  full corporate name by President or
                                  other authorized officer. If a
                                  partnership, please sign in partnership
                                  name by authorized person.